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                                                             Exhibit 3(i)



                                    CURRENT
                           ARTICLES OF INCORPORATION
                                   AS AMENDED

                                       OF

                     FIRSTFEDERAL FINANCIAL SERVICES CORP.

         The undersigned, desiring to form a corporation for profit under Chapter 1701 of the Ohio Revised Code, does hereby certify:

         FIRST: The name of the Corporation is FirstFederal Financial Services Corp.

         SECOND: The place in Ohio where the principal office of the corporation is located is 135 E. Liberty Street, in the City of Wooster, Wayne County.

         THIRD: The purpose for which the Corporation is formed is to become a savings and loan holding company and to engage in any lawful act or activity for which corporations may be formed under Chapter 1701 of the Ohio Revised Code.

         FOURTH: The aggregate number of shares of all classes of capital stock which the Corporation has authority to issue is six million shares of which five million shares are to be shares of common stock, $1.00 par value per share, and of which one million are to be shares of serial preferred stock, without par value per share. The shares may be issued by the Corporation from time to time as approved by the Board of Directors of the Corporation without the approval of the stockholders except: as otherwise provided in these Articles of Incorporation. The consideration for the issuance of the shares shall be paid to or received by the Corporation in full before their issuance and shall not be less than the par value per share. The consideration for the issuance of the shares may be paid in whole or in part, in real property, in tangible or intangible personal property, in labor or services actually performed for the Corporation or in its formation, or as otherwise permitted by Ohio law. Except as otherwise permitted by Ohio law, the judgment of the Board of Directors or the stockholders as the case may be as to the value of such consideration shall be conclusive. Upon payment of such consideration such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, the part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.



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         A description of the different classes and series (if any) of the
Corporation's capital stock, and a statement of the relative rights, preferences and limitations of the shares of each class and series (if any) of capital stock, are as follows:

         A. COMMON STOCK. Except as provided in these Articles of Incorporation, the holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holders. There shall be no cumulative voting rights in the election of directors.

         Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends, but only when and as declared by the Board of Directors of the Corporation.

         In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class having preference over the common stock in any such event, the full preferential amounts to which they are respectively entitled, the holders of the common stock and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets shall be entitled, after payment or provision for payment of all debts and liabilities of the Corporation, including the payment of all fees, taxes and other expenses incidental thereto, to receive the remaining assets of the Corporation available for distribution, in cash or in kind.

         Each share of common stock shall have the same relative rights, preferences and limitations as, and shall be identical in all respects with, all the other shares of common stock of the Corporation.

         B. SERIAL PREFERRED STOCK. Except as provided in these Articles of Incorporation, the Board of Directors of the Corporation is authoriZed to further amend these Articles to provide for the specific terms of serial preferred stock to be issued in series and to fix and state the rights, preferences, limitations and relative, participating, optional or other special rights of the shares of each such series, and the qualifications, limitations or restrictions thereof. The terms of shares of different series shall be identical except as to the following rights and preferences, as to which there may be variations between different series:

         1. the distinctive serial designation and the number of shares constituting such series; and


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         2. the dividend rates or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends; and

         3. whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions upon which such shares may be redeemed; and

         4. the amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

         5. whether the shares of such series shall be entitled to the benefits of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and, if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such funds; and

         6. whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange; and

         7. restrictions, if any, on the issuance of shares of the same series or any other class or series; and

         8. any other designations, preferences, limitations or rights that are now or hereafter permitted by the laws of the State of Ohio and are not inconsistent with the provisions of this Paragraph B.

         Each share of each series of serial preferred stock shall have the same relative rights, preferences and limitations as, and shall be identical in all respects with, all the other shares of capital stock of the Corporation of the same series.

         FIFTH: The Corporation shall indemnify to the full extent then permitted by law a director or a former director, and may, at the discretion of the Board of Directors, indemnify to the full extent then permitted by law, an officer or employee or former officer or employee, against expenses actually and reasonably incurred by him in connection with the defense of any pending or threatened action, suit, or proceeding, criminal or civil, to which he is or may be made a party by reason of being or having been such director, officer or employee.


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        The Corporation may, to the full extent then permitted by law, purchase and maintain insurance on behalf of or for any person described above against any liability asserted against and incurred by any such person in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liability.

        SIXTH: No stockholder of the Corporation shall have, as a matter of right, the pre-emptive right to purchase or subscribe for shares of any class, now or hereafter authorized, or to purchase or subscribe for securities or other obligations convertible into or exchangeable for such shares or which by warrants or otherwise entitle the holders thereof to subscribe for or purchase any such shares.

        SEVENTH: The Corporation may from time to time, pursuant to authorization by the Board of Directors of the Corporation and without action by the stockholders, purchase or otherwise acquire shares of any class, bonds, debentures, notes, scrip, warrants, obligations, evidences of indebtedness, or other securities of the Corporation in such manner, upon such terms, and in such amounts as the Board of Directors shall determine.

        EIGHTH: A. Notwithstanding any other provision of these Articles or the Code of Regulations of the Corporation, any action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders of the Corporation entitled to vote thereon.

        B. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the chairman of the Board, the president, the Board of Directors by action at a meeting or a majority of the Board of Directors acting without a meeting, and shall be called by the chairman of the Board, the president, or the secretary upon the written request of the holders of 50% of all the shares outstanding and entitled to vote at the meeting. Such written request shall state the purpose or purposes of the meeting and shall be delivered at the principal executive office of the Corporation addressed to the president or the secretary.

        C. Meeting of stockholders may be held within or without the State of Ohio, as the Code of Regulations may provide.


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        NINTH: The number of directors of the Corporation shall be such number, not less than 6 nor more than 15 (exclusive of directors, if any, to be elected by holders of preferred stock of the Corporation, voting separately as a class), as shall be provided from time to time by the Board of Directors, provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director, and provided further that no action shall be taken to decrease or increase the number of directors from time to time unless at least two-thirds of the directors then in office shall concur in said action. Vacancies in the Board of Directors of the Corporation and newly created directorships shall be filled by a vote of two-thirds of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which the director has been chosen expires and when the director's successor is elected and qualified. Directors shall be required to own at least 100 shares of the Corporation's common stock. Directors need not be residents of any particular state, country or other jurisdiction.

        The Board of Directors of the Corporation shall be divided into two classes if the Board of Directors consists of eight or fewer members, or into three classes if the Board of Directors consists of nine or more members. Such classes shall be as nearly equal in number as the then total number of directors constituting the entire Board of Directors shall permit, and shall consist of no fewer than three members each. The Board of Directors of the Corporation shall initially consist of eight members, who shall be divided into two classes. Should the number of directorships be increased to nine or more, the directors of the Corporation shall be divided into three classes: the first class, the second class and the third class. Each director shall serve for a term ending on the third annual meeting following the annual meeting at which such director was elected; provided, however, that the directors first elected to the first class shall serve for a term ending upon the election of directors at the first annual meeting next following the end of the fiscal year ending December 31, 1989, and the directors first elected to the second class shall serve for a term ending upon the election of directors at the second annual meeting next following the end of the fiscal year ending December 31, 1990, and the directors first elected to the third class shall serve for a term ending upon the election of directors at the third annual meeting next following the end of the fiscal year ending December 31, 1991. Thereafter at each annual meeting of stockholders, directors of classes the terms of which expire at such annual meeting shall be elected for terms of three years. If the number of classes of directors has been increased or decreased in the year prior to an annual meeting of stockholders, the terms of the directors who are to be elected at such annual meeting shall be determined by resolution of the Board of Directors. A director whose term shall expire at any annual meeting shall continue to serve until such time as his successor shall have been duly elected and shall have qualified unless his position on the Board of Directors shall have been abolished by action taken to reduce the size of the Board of Directors prior to said meeting.


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        Should the number of directors of the Corporation be increased, the directorship(s) added shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph. Should the number of directors of the Corporation be reduced, the directorship(s) eliminated shall be allocated among the classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph. The Board of Directors shall designate, by the name of the incumbent, the position to be abolished.

        The Board of Directors of the Corporation shall be divided into two classes if the Board of Directors consists of eight or fewer members, or into three classes if the Board of Directors consists of nine or more members. Such classes shall be as nearly equal in number as the then total number of directors constituting the entire Board of Directors shall permit, and shall consist of no fewer than three members each. The Board of Directors of the Corporation shall initially consist of eight members, who shall be divided into two classes. Should the number of directorships be increased to nine or more prior to the first annual meeting of stockholders of the Corporation, at the first annual meeting of stockholders, directors of the first class shall be elected to hold office for a term expiring at the first annual meeting thereafter, directors of the second class shall be elected to hold office for a term expiring at the second annual meeting thereafter and directors of the third class shall be elected to hold office for a term expiring at the third annual meeting thereafter. Thereafter, at each annual meeting of stockholders, directors of classes the terms of which expire at such annual meeting shall be elected for terms of three years. If the number of classes of directors has been increased or decreased in the year prior to an annual meeting of stockholders, the terms of the directors who are to be elected at such annual meeting shall be determined by resolution of the Board of Directors. A director whose term shall expire at any annual meeting shall continue to serve until such time as his successor shall have been duly elected and shall have qualified unless his position on the Board of Directors shall have been abolished by action taken to reduce the size of the Board of Directors prior to said meeting.

        Should the number of directors of the Corporation be increased, the directorship(s) added shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph, provided that, should the number of the directorships be increased to nine or more, the Board of Directors shall be divided into three classes. Should the number of directors of the Corporation be reduced the directorship(s) eliminated shall be allocated among the classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph. The Board of Directors shall designate, by the name of the incumbent, the position to be abolished. Notwithstanding the foregoing, no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

        TENTH: Notwithstanding any other provision of these Articles or the Code of Regulations of the Corporation, no director may be removed except for cause, and then, any director, all the directors of a particular class or the entire Board of Directors


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of the Corporation may be removed only by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose. In the case of a removal of a director by the stockholders, a new director may be elected at the same meeting of stockholders to hold office for the remainder of the term of the removed director. Failure by the stockholders to fill the unexpired term of a removed director at such meeting of stockholders shall be deemed to create a vacancy in the board of directors, which shall be filled by the Board of Directors as provided in Article Ninth.

        ELEVENTH: The provisions of this Article Eleventh shall become effective upon First Federal Savings and Loan Association of Wooster (the "Association") becoming a majority-owned subsidiary of the Corporation. In the event that thereafter the Association (or any successor institution) ceases to be a majority-owned subsidiary of the Corporation, this Article Eleventh shall thereupon cease to be effective.

              Subsection 1. Restrictions on Acquisitions of Control and Offers
                            to Acquire Control.

                  For a period of five years from the effective date of the
              conversion of First Federal Savings and Loan Association of Wooster from mutual to stock form, no Person (as defined in Article Twelfth hereof) shall, directly or indirectly, acquire Control of the Corporation, or make any Offer to acquire Control of the Corporation, unless such acquisition or Offer has received the prior approval of at least two-thirds of the directors then in office at a duly constituted meeting of the board of directors of the Corporation called for such purpose. The terms "Control" and "Offer" as used in this Article Eleventh are defined in Subsection 4 hereof. The term "Person" as used in this Article Eleventh is defined in Article Twelfth hereof.

              Subsection 2.   Regulatory Approval Required for Acquisition of
                              Control at any Time.

                  No Person shall, directly or indirectly, acquire Control of the Corporation at any time without obtaining prior thereto all federal regulatory approvals required under the Change in Savings and Loan Control Act (the "Control Act") and the Savings and Loan Holding Company Act (the "Holding Company Act"), or any successor provisions of law, and in the manner provided by all applicable regulations of the Federal Savings and Loan Insurance Corporation (the "FSLIC"). In the event that Control is acquired without obtaining all such regulatory approvals, such acquisition shall constitute a violation of this Article Eleventh and the Corporation shall be entitled to institute an action to enforce this Article Eleventh. The term "Voting Shares" as used in this Article Eleventh is defined in Article Twelfth hereof.


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Subsection 3.  Excess Shares.

        In the event that Control of the Corporation is acquired in violation of this Article Eleventh, all Voting Shares owned by the Person so acquiring Control in excess of the number of shares the beneficial ownership of which is deemed under Subsection 4 hereof to confer Control of the Corporation shall be considered from and after the date of their acquisition by such Person to be "excess shares" for purposes of this Article Eleventh. Such excess shares shall thereafter no longer (i) be entitled to vote on any matter, (ii) be entitled to take other stockholder action, (iii) be entitled to be counted in determining the total number of outstanding shares for purposes of any matter involving stockholder action, or (iv) be entitled to receive dividends thereon. The board of directors shall have the right to appoint an independent trustee for the purpose of having such excess shares sold on the open market or otherwise. The proceeds from the sale by the trustee of such excess shares shall be paid (i) first, to the trustee in an amount equal to the trustee's reasonable fees and expenses, (ii) second, to the beneficial owner of such excess shares in an amount up to such owner's federal income tax basis in such excess shares, and
(iii) third, to the Corporation as to any remaining balance.

Subsection 4.  Certain Definitions.

        For purposes of this Article Eleventh the following terms shall be defined as follows:

                (A) The term "Control" shall mean the sole or shared power to vote or to direct the voting of, or to dispose or to direct the disposition of, ten percent or more of the Voting Shares; provided, that the solicitation, holding and voting of proxies obtained by the board of directors of the Corporation pursuant to a solicitation under Regulation 14A of the General Rules and Regulations under the Exchange Act shall not constitute "Control."

                (B) The term "Offer" shall mean every offer to buy or acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tender of, Voting Shares.


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        Subsection 5.   Inapplicability to Public Offering or Employee Stock
                        Benefit Plans.

                This Article Eleventh shall not apply to an acquisition or Offer to acquire securities of the Corporation (i) by underwriters in connection with a public offering of such securities, or (ii) by an employee stock purchase plan or other employee benefit plan of the Corporation or any of its subsidiaries.

        Subsection 6.  References to FSLIC.

                In the event that the accounts of the Association (or any successor institution) become insured by the Federal Deposit Insurance Corporation ("FDIC") in lieu of the FSLIC, all references in this Article Eleventh to the FSLIC shall be deemed to refer to the FDIC, and related references to the Control Act and the Holding Company Act shall be deemed to be references to applicable statutes relating to banks the accounts of which are insured by the FDIC.

TWELFTH:

        Subsection 1.  Rights of Stockholders.

                The affirmative vote of the holders of two-thirds or more of the outstanding Voting Shares, voting as a single class, shall be required for the approval or authorization of any Business Combination, provided, however, that the two-thirds voting requirement shall not be applicable and such Business Combination shall be approved by the vote required by law or by any other provision of these Articles of Incorporation if either:

                (1) The Business Combination is approved by the board of directors of the Corporation by the affirmative vote of at least two-thirds of the Continuing Directors, or

                (2) All of the following conditions are satisfied:

                      (a) The aggregate amount of the cash and the fair market
                value (as determined by two-thirds of the Continuing Directors) of the property, securities or other consideration to be received per share of capital stock of the Corporation in the Business Combination by the holders of capital stock of the Corporation, other than the Related Person involved in the Business Combination, shall not be less than the highest of (i) the highest per share price (including brokerage commissions, soliciting dealers' fees, and dealer-management


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                compensation, and with appropriate adjustments for
                recapitalizations, stock splits, stock dividends and like transactions and distributions) paid by such Related Person in acquiring any of its holdings of such class or series of capital stock, (ii) the highest per share Market Value of such class or series of capital stock within the 12- month period immediately preceding the date the proposal for such Business Combination was first publicly announced or (iii) the book value per share of such class or series of capital stock, determined in accordance with generally accepted accounting principles, as of the last day of the month immediately preceding the date the proposal for such Business Combination was first publicly announced; and

                      (b) The consideration to be received in such Business
                Combination by holders of capital stock other than the Related Person involved shall, except to the extent that a stockholder agrees otherwise as to all or part of the shares which he or she owns, be in the same form and of the same kind as the consideration paid by the Related Person in acquiring capital stock already owned by it, provided, however, if the Related Person has paid for shares of capital stock with varying forms of consideration, the form of consideration for shares of capital stock acquired in the Business Combination by the Related Person shall be either cash or the form used to acquire the largest number of shares of capital stock previously acquired by it; and

                      (c) A proxy statement responsive to the requirements of
                the Securities Exchange Act of 1934, as amended (the "Exchange Act") and regulations promulgated thereunder, whether or not the Corporation is then subject to such requirements, shall be mailed to the stockholders of the Corporation for the purpose of soliciting stockholder approval of such Business Combination and shall contain in a prominent place at the front thereof (i) any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors may choose to state, and (ii) the opinion of a reputable investment banking firm selected by the Continuing Directors as to the fairness of the terms of such Business Combination, from a financial point of view, to the public stockholders (other than the Related Person) of the Corporation.


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         Subsection 2. Definitions and Terms.

                (1) Definitions.

                For purposes of this Article Twelfth, the following terms shall be defined as follows:

                    (a) The term "Business Combination" shall mean (i) any
                merger or consolidation of the Corporation or a Subsidiary with a Related Person, (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in a single transaction or series of related transactions, other than in the ordinary course of business (as deter- mined by two-thirds of the Continuing Directors) to or with a Related Person of any assets of the Corporation or a Subsidiary having an aggregate fair market value (as determined by two-thirds of the Continuing Directors) of $750,000 or more, (iii) the issuance or transfer by the Corporation of any Voting Shares or securities convertible into such shares (other than by way of pro rata distribution to all stockholders) to a Related Person, (iv) any recapitalization, merger or consolidation that would have the effect of increasing the voting power of a Related Person,
                (v) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation or a Subsidiary proposed, directly or indirectly, by or on behalf of a Related Person,
                (vi) any merger or consolidation of the Corporation with another Person proposed, directly or indirectly, by or on behalf of a Related Person unless the entity surviving or resulting from such merger or consolidation has a provision in its certificate or articles of incorporation, charter or similar governing instrument, which is substantially identical to this Article Twelfth, and (vii) any agreement, contract or other arrangement or understanding providing, directly or indirectly, for any of the transactions described in this Subsection 2(1)(a).

                    (b) The term "Related Person" shall mean any individual,
                partnership, corporation, trust or other Person which, together with its "affiliates" and "associates," as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on February 1, 1989, and together with any other individual, partnership, corporation, trust or other Person with which it or they have any agreement, contract or other arrangement or understanding with respect to acquiring, holding, voting or disposing of Voting Shares, "beneficially owns" (within the meaning of Rule


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                13d-3 under the Exchange Act as in effect on said date) an aggregate of ten percent or more of the outstanding Voting Shares of the Corporation. A Related Person, its affiliates and associates and all such other individuals, partnerships, corporations and other Persons with whom it or they have any such agreement, contract or other arrangement or understanding shall be deemed a single Related Person for purposes of this Article Twelfth, provided, however, that the members of the board of directors of the Corporation shall not be deemed to be associates or otherwise to constitute a Related Person solely by reason of their board membership. A person who is a Related Person as of either (i) the time any definitive agreement relating to a Business Combination is entered into, or (ii) the record date for the determination of stockholders entitled to notice of and to vote on a Business Combination, or (iii) immediately prior to the consummation of a Business Combination shall be deemed a Related Person for purposes of this Article Twelfth.

                    (c) The term "Continuing Director" shall mean any member of the board of directors of the Corporation who is unaffiliated with the Related Person referred to in Subsection 2(1)(a) of this Article Twelfth and was a member of the board of directors prior to the time that such Related Person became a Related Person, and any successor of a Continuing Director who is unaffiliated with such Related Person and is recommended to succeed a Continuing Director by a majority of the Continuing Directors.

                    (d) The term "Person" shall have the same meaning as defined by Section 408 (a) (1) (G) of the National Housing Act as in effect on February 1, 1989 .

                    (e) The term "Subsidiary" shall mean any corporation or
                other entity of which the Person in question owns directly or indirectly, not less than 50 percent of any class of equity securities.

                    (f) The term "Voting Shares" shall mean any outstanding
                shares of capital stock of the Corporation entitled to vote generally in the election of directors.

                    (g) The term "Entire Board of Directors" shall mean the
                total number of directors which the Corporation would have if there were no vacancies.


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                    (h) The term "Market Value" shall mean the average of the
                high and low quoted sales price on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of a share on the Composite Tape for the New York Stock Exchange-- Listed Stocks, or, if the shares are not listed or admitted to trading on such Exchange, on the principal United States securities exchange registered under the Exchange Act on which the shares are listed or admitted to trading, or, if the shares are not listed or admitted to trading on any such exchange, the mean between the closing high bid and low asked quotations with respect to a share on such date as quoted on the National Association of Securities Dealers Automated Quotations System, or any similar system then in use, or, if no such quotations are available, the fair market value on such date of a share as two-thirds of the Continuing Directors shall determine.

               (2)  Certain Determinations.

                    (a) A Related Person shall be deemed for purposes of this
                Article Twelfth to have acquired a share of the Corporation at the time when such Related person became the beneficial owner thereof. With respect to shares owned by affiliates, associates or other Persons whose ownership is attributed to a Related Person under the foregoing definition of Related Person, if the price paid by such Related Person for such shares is not determinable, the price so paid shall be deemed to be the higher of (i) the price paid upon acquisition thereof by the affiliate, associate or other Person or (ii) the Market Value of the shares in question (as determined by two-thirds of the Continuing Directors) at the time when the Related Person became the beneficial owner thereof.

                    (b) For purposes of Subsection 1(2) (a) of this Article
                Twelfth, in the event of a Business Combination upon consummation of which the Corporation would be the surviving corporation or would continue to exist (unless it is provided, contemplated or intended that as part of such Business Combination a plan of liquidation or dissolution of the Corporation will be effected), the term "other consideration to be received" shall include (with- out limitation) common stock or other capital stock of the Corporation retained by stockholders of the Corporation (other than Related Persons who are parties to such Business Combination).

                   (3)  Fiduciary obligations.

                    Nothing contained in this Article Twelfth shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

         Subsection 3.  Amendment and Repeal.

                Notwithstanding any other provision of these Articles of Incorporation or the Code of Regulations of the Corporation (and notwithstanding the fact that a lessor percentage may be permitted by law) any amendment, addition, alteration, change or repeal of this Article Twelfth, or any other amendment of these Articles of Incorporation or Code of Regulations of the Corporation inconsistent with or modifying or permitting circumvention of this Article Twelfth, must first be proposed by the board of directors of the Corporation, upon the affirmative vote of at least two-thirds of the directors then in office at a duly constituted meeting of the board of directors called expressly for such purpose, and thereafter approved by the affirmative vote of the holders of at least two-thirds of the then outstanding Voting Shares of the Corporation, voting as a single class; provided, however, that this Subsection 3 shall not apply to, and such two-thirds vote shall not be required for, any such amendment, addition, alteration, change or repeal recommended to stockholders of the Corporation by the affirmative vote of not less than two-thirds of the Continuing Directors. For the purposes of this Subsection 3 only, if at the time when any such amendment, addition, alteration, change or repeal is under consideration there is no proposed Business Combination, the term "Continuing Directors" shall be deemed to mean the Entire Board of Directors.

         THIRTEENTH: Subject to the provision of Article Twelfth the vote required to adopt an agreement of merger or consolidation at a meeting of stockholders called for such purpose shall be the affirmative vote of the holders of not less than a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

         FOURTEENTH: The Code of Regulations may be made, repealed, altered, amended or rescinded by the stockholders of the Corporation by the vote of the holders of not less than a majority of the voting power of the Corporation entitled to vote at a meeting of stockholders called for that purpose.

         FIFTEENTH: The Corporation reserves the right to repeal, alter, amend or rescind any provision contained in these Articles in the manner now or hereafter prescribed by law upon the affirmative vote of at least a majority of the voting power of the Corporation, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions of Articles Eighth, Ninth, Tenth, Eleventh and Twelfth and this Article Fifteenth of these Articles may not be repealed, replaced, altered, amended or rescinded in any respect unless the same is approved by the affirmative vote of the holders of not less than two-thirds of the voting power of the Corporation entitled to vote at a meeting of stockholders called for that purpose (provided that notice of such proposed adoption, repeal, replacement, alteration, amendment or rescission is included in the notice of such meeting) .

        IN WITNESS WHEREOF, the undersigned hereby declares and certifies that this is his act and deed and the facts herein stated are true, and accordingly has signed hereunto his name this 16th day of February, 1989.


                                        /s/ Richard E. Herald
                                        --------------------------------------
                                        Richard E. Herald, Incorporator

                      FIRSTFEDERAL FINANCIAL SERVICES CORP

                         BOARD OF DIRECTORS RESOLUTIONS

                            SECRETARIAL CERTIFICATE

        Gary G. Clark, President and L. Dwight Douce, Secretary of FirstFederal Financial Services Corp, an Ohio corporation with its principal office in Wooster, Wayne County, Ohio (the "Corporation") do hereby certify that they are respectively President and Secretary of the Corporation and that a meeting of the Board of Directors of the Corporation was held on August 5, 1992 and that the following resolution to amend the Articles of Incorporation of the Corporation was adopted by the Board of Directors of the Corporation pursuant to the authority of Section 1701.70(B) (1) and 1701.73 (A) of the Ohio Revised Code and that such resolution was adopted by the affirmative vote of not less than a majority of the shares of the Corporation entitled to vote thereon at a special meeting of stockholders of the Corporation on September 30, 1992, at which a quorum was present and acting throughout.

        RESOLVED, the Board of Directors believes that it is in the best interest of the Corporation and its shareholders to submit to its shareholders for approval at a Special Meeting, and directs management to do so, the following proposed amendments to the Corporation's Articles of Incorporation:

        FIRST: That the first sentence of Article FOURTH is hereby amended to read in its entirety as follows:

                FOURTH: The aggregate number of shares of all classes of capital stock which the corporation has authority to issue is six million five hundred thousand shares of which five million shares are to be shares of common stock, $1.00 par value per share, and of which one million five hundred thousand are to be shares of serial preferred stock, without par value per share.

        SECOND: That Article Fourth is hereby amended by deleting Division B in its entirety and substituting therefor the following:

        B. SERIAL PREFERRED STOCK. The Serial Preferred Stock shall have the following express terms:

        Section 1. SERIES. The Serial Preferred Stock may be issued from time to time in one or more series. All shares of Serial Preferred Stock shall be of equal rank and shall be identical, except in respect of the matters that may be fixed by the Board of Directors as hereinafter provided, and each share of a series shall be identical with all other shares of such services, except as to the dates from which dividends shall accrue and be cumulative. Subject to the provisions of Section 2 through 6, inclusive, of this Division, which provisions shall apply to all Serial Preferred Stock, the Board of Directors hereby is authorized to cause such shares to be issued in one or more series and with respect to each such series to determine and fix prior to the issuance thereof (and thereafter, to the extent provided in clause (b) of this Section) those rights, preferences and terms that may be fixed by the Board of Directors, including the following:

                (a) The designation of the series, which may be by distinguishing number, letter or title;

                (b) The authorized number of shares of the series, which number the Board of Directors may (except where otherwise provided in the creation of the series) increase or decrease from time to time before or after the issuance thereof (but not below the number of shares thereof then outstanding);

                (c) The dividend rate or rates of the series;

                (d) The dates on which and the period or periods for which dividends, if declared, shall be payable and the date or dates from which dividends shall accrue and be cumulative;

                (e) The redemption rights and price or prices, if any, for shares of the series;

                (f) The terms and amount of the sinking fund, if any, for the purchase or redemption of shares of the series;

                (g) The amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

                (h) Whether the shares of the series shall be convertible into Common Stock or shares of any other class and, if so, the conversion rate or rates or price or prices, any adjustments thereof and all other terms and conditions upon which such conversion may be made; and

                (i) Restrictions (in addition to those set forth in Section 5(b) of this Division) on the issuance of shares of the same series or of any other class or series.

                The Board of Directors is authorized to adopt from time to time amendments to the Articles of Incorporation fixing, with respect to each such series, the matters described in clauses (a) through (i), inclusive, of this Section and is further authorized to take such actions to amend the Articles of Incorporation as may be required or permitted by law.

        Section 2.  Dividends.
                    ---------

        (a) The holders of Serial Preferred Stock of each series, in preference to the holders of Common Stock and of any other class of shares ranking junior to the Serial Preferred Stock, shall be entitled to receive out of any funds legally available for Serial Preferred Stock and when and as declared by the Board of Directors, dividends in cash at the rate or rates for such series fixed in accordance with the provisions of Section 1 of this Division and no more, payable on the dates fixed for such series. Such dividends may accrue and be cumulative, in the case of shares of a particular series, from and after the date or dates fixed with respect to such series. No dividends shall be paid upon or declared or set apart for any series of the Serial Preferred Stock for any dividend period unless at the same time a like proportionate dividend for the dividend periods terminating on the same or any earlier date, ratably in proportion to the respective dividend rates fixed therefor, shall have been paid upon or declared or set apart for all Serial Preferred Stock of all series then issued and outstanding and entitled to receive such dividend.

        (b) So long as any Serial Preferred Stock shall be outstanding no dividend, except a dividend payable in Common Stock or other shares ranking junior to the Serial Preferred Stock, shall be paid or declared or any distribution be made, except as aforesaid, in respect of the Common Stock or any other shares ranking junior to the Serial Preferred Stock, nor shall any Common Stock or any other shares ranking junior to the Serial Preferred Stock be purchased, retired or otherwise acquired by the Corporation subsequent to the date of first issuance of Serial Preferred Stock of any series, unless:

                (1) All accrued and unpaid dividends on Serial Preferred Stock, including the full dividends for all current dividend periods, shall have been declared and paid or a sum sufficient for payment thereof set apart; and

                (2) There shall be no arrearages with respect to the redemption of Serial Preferred Stock of any series from any sinking fund provided for shares of such series in accordance with the provisions of Section 1 of this Division .

        Section 3.  Redemption.
                    ----------

        (a) Subject to the express terms of each series and to the provisions of
Section 5(b) (3) of this Division, the Corporation:

                (1) May, from time to time, at the option of the Board of Directors, redeem all or any part of any redeemable series of Serial Preferred Stock at the time outstanding at the applicable redemption price for such series fixed in accordance with the provisions of Section 1 of this Division; and

                (2) Shall, from time to time, make such redemptions of each series of Serial Preferred Stock as may be required to fulfill the requirements of any sinking fund provided for shares of such series at the applicable sinking fund redemption price fixed in accordance with the provisions of Section 1 of this Division;

and shall in each case pay all accrued and unpaid dividends to the redemption date.

        (b) (1) Notice of every redemption shall be mailed, postage prepaid, to the holders of record of the Serial Preferred Stock to be redeemed at their respective addresses then appearing on the books of the Corporation, not less than 30 days nor more than 60 days prior to the date fixed for such redemption, or such other time prior thereto as the Board of Directors shall fix for any series pursuant to Section 1 of this Division prior to the issuance thereof. At any time after notice as provided above has been deposited in the mail, the Corporation may deposit the aggregate redemption price of Serial Preferred Stock to be redeemed, together with accrued and unpaid dividends thereon to the redemption date, with any bank or trust company having capital and surplus of not less than $100,000,000 named in such notice and direct that there be paid to the respective holders of the Serial Preferred Stock so to be redeemed amounts equal to the redemption price of the Serial Preferred Stock so to be redeemed, together with such accrued and unpaid dividends thereon, on surrender of the share certificate or certificates held by such holders; and upon the deposit of such notice in the mail and the making of such deposit of money with such bank or trust company, such holders shall cease to be shareholders with respect to such shares; and from and after the time such notice shall have been so deposited and such deposit of money shall have been so made, such holders shall have no rights or claim against the Corporation with respect to such shares, except only the right to receive such money from such bank or trust company without interest or to exercise before the redemption date any unexpired privileges of conversion. In the event less than all of the outstanding shares of Serial Preferred Stock are to be redeemed, the Corporation shall select by lot the shares so to be redeemed in such manner as shall be prescribed by the Board of Directors.

                (2) If the holders of the Serial Preferred Stock which have been called for redemption shall not within six years after such deposit claim the amount deposited for the redemption thereof, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company and the Corporation shall be relieved of all responsibility in respect thereof and to such holders.

        (c) Any Serial Preferred Stock which is (1) redeemed by the Corporation pursuant to the provisions of this Section, (2) purchased and delivered in satisfaction of any sinking fund requirements provided for shares of such series, (3) converted in accordance with the express terms thereof, or (4) otherwise acquired by the Corporation, shall resume the status of authorized but unissued Serial Preferred Stock without serial designation.

        Section 4. Liquidation.
                   -----------

        (a) (1) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Serial Preferred Stock of any series shall be entitled to receive in full out of the assets of the Corporation, including its capital, before any amount shall be paid or distributed among the holders of the Common Stock or any other shares ranking junior to the Serial Preferred Stock, the amounts fixed with respect to shares of such series in accordance with Section 1 of this Division, plus an amount equal to all dividends accrued and unpaid thereon to the date of payment of the amount due pursuant to such liquidation, dissolution or winding up of the affairs of the Corporation. In the event the net assets of the Corporation legally available therefor are insufficient to permit the payment upon all outstanding shares of Serial Preferred Stock of the full preferential amount to which they are respectively entitled, then such net assets shall be distributed ratably upon all outstanding shares of Serial Preferred Stock in proportion to the full preferential amount to which each such share is entitled.

                (2) After payment to the holders of Serial Preferred Stock of the full preferential amounts as aforesaid, the holders of Serial Preferred Stock, as such, shall have no right or claim to any of the remaining assets of the Corporation.

        (b) The merger or consolidation of the Corporation into or with any other corporation, the merger of any other corporation into it, or the sale, lease or conveyance of all or substantially all the assets of the Corporation, shall not be deemed to be a dissolution, liquidation or winding up for the purpose of this Section.

Section 5.  Voting Rights.
            -------------

        (a) GENERAL. Except as expressly provided in this Section, or as otherwise from time to time required by applicable law, the Serial Preferred Stock shall have no voting rights.

                (1) VOTING RIGHTS UPON DIVIDEND ARREARS. If, and so often as, the Corporation shall be in default in the payment of the equivalent of the full dividends on any series of Serial Preferred Stock at the time outstanding, whether or not earned or declared, for six dividend payment periods (whether or not consecutive), which in the aggregate contain at least 540 days, the holders of Serial Preferred Stock of all series, voting separately as a class, shall be entitled to elect, as herein provided, two additional members of the Board of Directors of the Corporation; provided however, that the holders of Serial Preferred Stock shall not have or exercise such special class voting rights except at meetings of such shareholders for the election of directors at which the holders of not less than one-third of the outstanding Serial Preferred Stock of all series then outstanding are present in person or by proxy; and provided further that the special class voting rights provided for in this paragraph when the same shall have become vested shall remain so vested until all accrued and unpaid dividends on the Serial Preferred Stock of all series then outstanding shall have been paid, whereupon the holders of Serial Preferred Stock shall be divested of their special class voting rights in respect of subsequent elections of directors, subject to the revesting of such special class voting rights in the event above specified in this paragraph.

                (2) SPECIAL MEETING. In the event of default entitling the holders of Serial Preferred Stock to elect two additional directors as specified in paragraph (1) of this Section, a special meeting of such holders for the purpose of electing such directors shall be called by the Secretary of the Corporation upon written request of, or may be called by, the holders of record of at least 25% of the shares of Serial Preferred Stock of all series at the time outstanding, and notice thereof shall be given in the same manner as that required for the annual meeting of shareholders; provided, however, that the Corporation shall not be required to call such special meeting if the annual meeting of shareholders shall be called to be held within 90 days after the date of receipt of the foregoing written request from the holders of Serial Preferred Stock. At any meeting at which the holders of Serial Preferred Stock shall be entitled to elect directors, the holders of one-third of the shares of Serial Preferred Stock of all series at the time outstanding, present in person or by proxy, shall be sufficient to constitute a quorum, and the vote of the holders of a plurality of such shares so present at any such meeting at which there shall be such a quorum shall be sufficient to elect the members of the Board of Directors which the holders of Serial Preferred Stock are entitled to elect as herein provided. Notwithstanding any provision of these Articles of Incorporation or the Code of Regulations of the Corporation or any action taken by the holders of any class of shares fixing the number of directors of the Corporation, the two directors who may be elected by the holders of Serial Preferred Stock pursuant to this Section shall serve in addition to any other directors then in office or proposed to be elected otherwise than pursuant to this Section. Nothing in this Section shall prevent any change otherwise permitted in the total number of directors of the Corporation or require the resignation of any director elected otherwise than pursuant to this Section. Notwithstanding any classification of the other directors of the Corporation, the two directors elected by the holders of Serial Preferred Stock shall be elected annually for terms expiring at the next succeeding annual meeting of shareholders, subject to subsection (a) (3) hereof .

                (3) TERM OF OFFICE; VACANCIES. Upon any divesting of the special class voting rights of the holders of the Serial Preferred Stock in respect of elections of directors as provided in this Section, the terms of office of all directors then in office elected by such holders shall terminate immediately thereupon. If the office of any director elected by such holders voting as a class becomes vacant by reason of death, resignation, removal from office or otherwise, the remaining director elected by such holders voting as a class may elect a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

        (b) VOTING RIGHTS ON EXTRAORDINARY MATTERS. The affirmative vote or consent of the holders of at least two- thirds of the shares of the Serial Preferred Stock at the time outstanding, voting or consenting separately as a class, given in person or by proxy either in writing or at a meeting called for the purpose, shall be necessary to effect any one or more of the following (but so far as the holders of Serial Preferred Stock are concerned, such action may be effected with such vote or consent):

                (1) Any amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Articles of Incorporation or of the Code of Regulations of the Corporation which affects materially and adversely the preferences or voting or other rights of the holders of Serial Preferred Stock; provided, however, neither the amendment of the Articles of Incorporation so as to authorize, create or change the authorized or outstanding number of Serial Preferred Stock or of any shares ranking on a parity with or junior to the Serial Preferred Stock, nor the amendment of the provisions of the Code of Regulations so as to change the number of directors of the Corporation, shall be deemed to materially and adversely affect the preferences or voting or other rights of the holders of Serial Preferred Stock; and provided further, that if such amendment, alteration or repeal materially and adversely affects the preferences or voting or other rights of one or more but not all series of Serial Preferred Stock at the time outstanding, the affirmative vote or consent of the holders of at least two-thirds of the number of the shares at the time outstanding of the series so affected shall be required;

                (2) The authorization, creation or the increase in the authorized number of any shares, or any security convertible into shares, in either case ranking prior to the Serial Preferred Stock; or

                (3) The purchase or redemption (for sinking fund purposes or otherwise) of less than all of the shares of the Serial Preferred Stock then outstanding except in accordance with a stock purchase offer made to all holders of record of Serial Preferred Stock, unless all dividends on all Serial Preferred Stock then outstanding for all previous dividend periods shall have been declared and paid or funds therefor set apart and all accrued sinking fund obligations applicable thereto shall have been complied with.

                Notwithstanding anything to the contrary herein, an amendment which increases the number of authorized shares of any class or series of Preferred Stock or the creation or issuance of other classes or series of Preferred Stock, in each case ranking on a parity with or junior to the Series A Preferred Stock with respect to the payment of dividends and distribution of assets upon liquidation, dissolution or winding up, or substitutes the surviving entity in a merger or consolidation for the Corporation, shall not be considered to be such an adverse change.

        Section 6. DEFINITIONS. For the purposes of this Division:

                (a) Whenever reference is made to shares "ranking prior to the Serial Preferred Stock," such reference shall mean and include all shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation are given preference over the rights of the holders of Serial Preferred Stock;

                (b) Whenever reference is made to shares "on a parity with the Serial Preferred Shares", such reference shall mean and include all other shares of the Corporation in respect of which the rights of the holders thereof as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation rank equally (except as to the amounts fixed therefor) with the rights of the holders of Serial Preferred Stock; and

                (c) Whenever reference is made to shares "ranking junior to the Serial Preferred Stock," such reference shall mean and include all shares of the Corporation other than those defined under Subsections (a) and (b) of this Section as shares "ranking prior to" or "on a parity with" the Serial Preferred Stock.

                IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Corporation this 1st day of October, 1992.


                                           /s/ Gary G. Clark
                                           ------------------------------
                                           Gary G. Clark
                                           President

[SEAL]

                                           /s/ L. Dwight Douce
                                           ------------------------------
                                           L. Dwight Douce
                                           Secretary

                      FIRSTFEDERAL FINANCIAL SERVICES CORP

--------------------------------------------------------------------------------

                         Board of Directors Resolutions

                            Secretarial Certificate

--------------------------------------------------------------------------------

                Gary G. Clark, President and L. Dwight Douce, Secretary of FirstFederal Financial Services Corp, an Ohio corporation with its principal office in Wooster, Wayne County, Ohio (the "Corporation") do hereby certify that they are respectively President and Secretary of the Corporation and that meetings of the Board of Directors of the Corporation were held on August 5, 1992 and September 22, 1992 and that a meeting of the Designated Directors (as appointed in the August 5, 1992) meeting was held on September 30, 1992 and that the following resolution to amend the Articles of Incorporation of the Corporation was adopted by the Board of Directors of the Corporation pursuant to the authority of Section 1701.70(B)(1) and 1701.73(A) of the Ohio Revised Code and Section 1 of Division (B) of Article Fourth of the Corporation's Articles of
Incorporation:

                RESOLVED, that the Articles of Incorporation of the Corporation be and they hereby are amended by adding at the end of Division B of Article FOURTH thereof a new Section 7 reading as follows:

                Section 7. 7% Cumulative Convertible Preferred Stock, Series A. Of the 1,500,000 shares of authorized serial preferred stock, without par value, 575,000 shares are hereby designated as a series entitled " 7% Cumulative Convertible Preferred Stock, Series A" (hereinafter called "Series A Preferred Stock") . The Series A Preferred Stock shall have the express terms set forth in this Division as being applicable to all serial preferred stock as a class and, in addition, the following express terms applicable to all Series A Shares as a series of serial preferred stock:

        (a) DIVIDEND RATE. The annual dividend rate of the Series A Preferred Stock shall be 7 % of the liquidation preference of $25.00 per share.

        (b) DIVIDEND PAYMENT DATES. Dividends on Series A Preferred Stock shall be payable, if declared, quarterly on March 1, June 1, September 1 and December 1 of each year, the first quarterly dividend being payable, if declared, on December 1, 1992. The dividends payable for each full quarterly dividend period on each share of Series A Preferred Stock shall be $.4375.

                Dividends for the initial dividend period on the Series A Preferred Stock, or for any period shorter or longer than a full dividend period on the Series A Preferred Stock shall be computed on the basis of 30-day months and a 360-day year. The aggregate dividend payable quarterly to each holder of Series A Preferred Stock shall be rounded to the nearest one cent with $.005 being rounded upward. Each dividend shall be payable to the holders of record on such record date, not less than 15 nor more than 30 days preceding the payment date thereof, as shall be fixed from time to time by the Corporation's Board of Directors.

        (c) CUMULATIVE DIVIDENDS. Dividends on Series A Preferred Stock shall be cumulative as follows:

                (1) With respect to shares included in the initial issue of Series A Preferred Stock and preferred shares issued any time thereafter up to and including the record date for the payment of the first dividend on the initial issue of Series A Preferred Stock, dividends shall be cumulative from the date of the initial issue of Series A Preferred Stock; and

                (2) With respect to preferred shares issued any time after the aforesaid record date for payment of the first dividend on the initial issue of Series A Preferred Stock, dividends shall be cumulative from the dividend payment date next preceding the date of issue of such shares, except that if such shares are issued during the period commencing the day after the record date for the payment of a dividend on Series A Preferred Stock and ending on the payment date of that dividend, dividends with respect to such shares shall be cumulative from that dividend payment date.

        (d) REDEMPTION. Subject to the provisions of Section 5(b) (3) of this Division, the Series A Preferred Stock shall be redeemable in the manner provided in Subsections 3(b) (1) and (2) of this Division as follows:

                (1) The shares of Series A Preferred Stock may not be redeemed prior to December 15, 1997. On and after December 15, 1997, the shares of Series A Preferred Stock may be redeemed, in whole or in part, at the election of the Corporation, upon notice as provided in the Articles of Incorporation, by resolution of its Board of Directors, at any time or from time to time, at the following redemption prices plus, in each case, an amount equal to all accumulated, accrued, and unpaid dividends to the date fixed for redemption:

If Redeemed                  If Redeemed
During the                   During the
 12-Month                     12-Month
  Period                       Period          Per Share
Beginning     Per Share       Beginning       Redemption
  After       Redemption        After           Price
December 15    Price         December 15      ----------
------------  -----------    ------------
   1997         $26.00          2000            $25.40
   1998          25.80          2001             25.20
   1999          25.60          2002 and         25.00
                               thereafter

        (e) CONVERSION. Shares of the Series A Preferred Stock shall be convertible into Common Stock on the following terms and conditions:

                (1) CONVERSION RIGHT. Subject to and upon compliance with the provisions of this Section 7(e), the holder of any shares of Series A Preferred Stock may at such holder's option, at any time or from time to time, convert any such shares into the number of fully paid and non-assessable shares of Common Stock determined by dividing (i) the product of $25 and the number of shares of Series A Preferred Stock to be converted by (ii) the conversion price (the "Conversion Price") in effect on the conversion date. The initial Conversion Price shall be 120.5% of the bid price of the common stock per share at the time the offering of Series A Preferred Stock commences, as such bid price is reported on the NASDAQ National Market System, subject to adjustment as set forth in paragraph (4) of this Section 7(e). If any shares of Series A Preferred Stock shall be called for redemption, the right to convert such shares shall terminate and expire at the close of business on the redemption date.

                (2) DIVIDEND UPON CONVERSION OR REDEMPTION. No payment or adjustment shall be made by the Corporation to any holder of shares of Series A Preferred Stock surrendered for conversion or redemption in respect of dividends accrued since the last preceding dividend payment date on the shares of Series A Preferred Stock surrendered for conversion; PROVIDED, HOWEVER, that if shares of Series A Preferred Stock shall be converted or redeemed subsequent to any record date with respect to any dividend payment date and prior to the next such succeeding dividend payment date, the dividend falling due on such dividend payment date shall be payable on such dividend payment date notwithstanding such conversion or redemption, and such dividend (whether or not punctually paid or duly provided for) shall be paid to the person in whose name such shares are registered at the close of business on such record date.

                (3) Method of Conversion.
                    --------------------

                      (i) The surrender of any shares of Series A Preferred
                Stock for conversion shall be made by the holder thereof by delivering the certificate or certificates evidencing ownership of such shares with proper endorsement or instruments of transfer to the Corporation at the office or agency to be maintained by the Corporation for that purpose, and such holder shall give written notice to the Corporation at said office or agency that he elects to convert such shares of Series A Preferred Stock in accordance with the provisions thereof and of this Section 7(e). Such notice shall also state the number of whole shares of Series A Preferred Stock and the name or names (with addresses) in which the certificate or certificates evidencing ownership of Common Stock which shall be issuable on such conversion shall be issued. In the case of lost or destroyed certificates evidencing ownership of shares of Series A Preferred Stock to be surrendered for conversion, the holder shall submit proof of loss or destruction and such indemnity as shall be required by the Corporation.

                      (ii) Subject to the provisions of Section 7(e)(6) hereof,
                every such notice of election to convert shall constitute a contract between the holder of such shares of Series A Preferred Stock and the Corporation, whereby such holder shall be deemed to subscribe for the amount of the Common Stock which he will be entitled to receive upon such conversion and, in payment and satisfaction of such subscription, to surrender such shares of Series A Preferred Stock and to release the Corporation from all obligations thereon (subject to the payment of accrued dividends in accordance with Section 7(e) (2) hereof), and whereby the Corporation shall be deemed to agree that the surrender of such shares of Series A Preferred Stock and the extinguishment of its obligation thereon (except as aforesaid), shall constitute full payment for the Common Stock so subscribed for and to be issued upon such conversion.

                      (iii) As soon as practicable after its receipt of such
                notice and the certificate or certificates evidencing ownership of such shares of Series A Preferred Stock, the Corporation shall issue and shall deliver at said office or agency to the person for whose account such shares of Series A Preferred Stock were so surrendered, or on his or her written order, a certificate or certificates for the number of such shares of common stock into which the Series A Preferred Stock surrendered is to be converted and a check or cash payment (if any) to which such holder is entitled with respect to fractional shares as determined by the Corporation, in accordance with Section 7(e) hereof, at the close of business on the date of conversion.

                      (iv) Such conversion shall be deemed to have been effected on the date on which the Corporation shall have received such notice and the certificate or certificates for such shares of Series A Preferred Stock; and the person or persons in whose name or names any certificate or certificates for Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder or holders of record of the shares represented thereby; provided that any such surrender on any date when the stock transfer books of the Corporation shall be closed shall become effective for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such surrender occurs.

                (4) ADJUSTMENTS TO CONVERSION PRICE. The Conversion Price shall be subject to adjustments from time to time as follows:

                      (i) In case the Corporation shall at any time (A) declare
                a dividend on the Common Stock in shares of its capital stock,
                (B) subdivide its outstanding Common Stock, (C) combine the outstanding Common Stock into a smaller number of shares, or (D) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the surviving corporation), the Conversion Price in effect on the record date for such dividend or on the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any Series A Preferred Stock converted after such time shall be entitled to receive the aggregate number and kind of shares which, if such Series A Preferred Stock had been converted immediately prior to such time, the holder would have owned upon such conversion and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

                      (ii) In case the Corporation shall issue rights or
                warrants to all holders of its Common Stock (which rights or warrants are not available on an equivalent basis to holders of the Series A Preferred Stock on conversion) entitling them to subscribe for or purchase Common Stock at a price per share less than the current market price per share (as defined in subparagraph (iv) of this paragraph (4), at the record date for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted (subject to the limitations contained in subparagraph (vii) of this paragraph (4)) by multiplying the Conversion Price in effect immediately prior to such record date by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding on such date of issue plus the number of additional shares of Common Stock to be offered for subscription or purchase and the numerator of which shall be the number of shares of Common Stock outstanding on the date of issue plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered would purchase at such current market price. Such adjustment shall become effective at the close of business on such record date; however, to the extent that Common Stock is not delivered after the expiration of such rights or warrants, the Conversion Price shall be readjusted (but only with respect to Series A Preferred Stock converted after such expiration) to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock actually issued.

                      (iii) In case the Corporation shall distribute to all
                holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the surviving corporation) evidences of its indebtedness or assets (including securities but excluding cash dividends or distributions paid out of retained earnings and dividends payable in Common Stock) or subscription rights or warrants (excluding those referred to in subparagraph (ii) of this paragraph (4), the Conversion Price shall be adjusted (subject to the limitations contained in subparagraph (vii) of this paragraph (4)) by multiplying the Conversion Price in effect immediately prior to the record date for determination of stockholders entitled to receive such distribution by a fraction, the denominator of which shall be the current market price per share of Common Stock (as defined in subparagraph (iv) of this paragraph (4)) on such record date and the numerator of which shall be such current market price per share of Common Stock, less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of the portion of the evidences of indebtedness or assets or subscription rights or warrants so to be distributed which are applicable to one share of Common Stock. Such adjustment shall become effective at the close of business on such record date.

                      (iv) For the purpose of any computation under
                subparagraphs (ii) and (iii) of this paragraph (4), the current market price per share of Common Stock on any record date shall be deemed to be the average of the daily closing prices for the five consecutive business days selected by the Board of Directors commencing not more than 20 trading days before, and ending not later than, the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. For this purpose, the term "'ex' date", when used with respect to any issuance or distribution, shall mean the first date on which the Common Stock trades regular way on the applicable exchange or in the applicable market without the right to receive such issuance or distribution. The closing price for each date shall be the reported last sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on such exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations National Market System, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Board for that purpose.

                      (v) In the case of any consolidation of the Corporation
                with, or merger of the Corporation into, any other entity, any merger of another entity into the Corporation (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the

                Corporation) or any sale or transfer of all or substantially all of the assets of the Corporation, each holder of a share of Series A Preferred Stock then outstanding shall have the right thereafter to convert such share only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock of the Corporation into which such shares of Series A Preferred Stock might have been converted immediately prior to such consolidation, merger sale or transfer, assuming such holder of Common Stock of the Corporation is not an entity with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be ("constituent entity"), or an affiliate of a constituent entity, and assuming such holder failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock of the Corporation held immediately prior to such consolidation, merger, sale or transfer by other than a constituent entity or an affiliate thereof in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this subsection (v) the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares) . If necessary, appropriate adjustment shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the holders of shares of Series A Preferred Stock, to the end that the provisions set forth herein shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares. The above provisions shall similarly apply to successive consolidations, mergers, sales or transfers. The Corporation shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets or other appropriate corporation or entity shall assume, by written instrument, the obligation to deliver to the holder of each share of Series A Preferred Stock such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive under this Section 7(e)(4).

                      (vi) The Corporation may make such adjustments in the
                Conversion Price, in addition to those required by subparagraphs
                (i) through (v) of this Section 7(e) (4), as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

                      (vii) No adjustment in the Conversion Price will be made
                for the issuance of shares of capital stock to employees pursuant to the Corporation's or any of its subsidiaries' stock option, stock ownership or other benefit plans. No adjustment will be required to be made in the Conversion Price until cumulative adjustments require an adjustment of at least 1% of such Conversion Price.

(5) FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any shares of Series A Preferred Stock, but the holder thereof will receive in cash an amount equal to the value of such fractional share of Common Stock based on the current market price (as defined in subparagraph (iv) of Section 7(e)(4). If more than one share of Series A Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of such shares so surrendered.

(6) PAYMENT OF TAXES. The Corporation shall pay any tax in respect of the issue of stock certificates on conversion of shares of Series A Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of the shares converted, and the Corporation shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issuance hereof shall have paid the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

(7) COMMON STOCK RESERVED FOR CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock or have available in its treasury the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series A Preferred Stock and shall take all such action as may be required from time to time in order that it may validly and legally issue fully paid and non-assessable shares of Common Stock upon conversion of the Series A Preferred Stock.

(8)             NOTICE. In the event:

                      (i) the Corporation shall declare a dividend (or any other distribution) on its Common Stock (other than a cash dividend payable out of retained earnings); or

                      (ii) the Corporation shall authorize the issuance to
                holders of its Common Stock of rights or warrants to subscribe for or purchase Common Stock; or

                      (iii) of any reclassification of the Common Stock of the
                Corporation (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value) or of any consolidation or merger to which the Corporation is a party or of the sale or transfer of all or substantially all of the assets of the Corporation and for which approval of any stockholders of the Corporation is required; or

                      (iv) of the voluntary or involuntary dissolution,
                liquidation or winding up of the Corporation;

                then, and in each event, the Corporation shall cause to be mailed to each holder of Series A Preferred Stock, at his address as the same shall appear on the books of the Corporation, as promptly as possible but in any event at least fifteen days prior the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, and the nature and amount of such dividend, distribution, rights or warrants or (B) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

(f) "COMMON STOCK." For the purposes of Section 7(e), "Common Stock" shall mean stock of the Corporation of any class, whether now or hereafter authorized, which has the right to participate in the distribution of either earnings or assets of the Corporation without limit as to the amount or percentage, including, without limitation, the Common Stock. In case by reason of the operation of paragraph (4) of Section 7(e) the shares of Series A Preferred Stock shall be convertible into any other shares of stock or other securities or property of the Corporation or of any other corporation, any reference herein to the conversion of shares of Series A Preferred Stock pursuant to Section 7(e) shall be deemed to refer to and include the conversion of shares of Series A Preferred Stock into such other shares of stock or other securities or property.

(g) NO SINKING FUND. No sinking fund will be established for the retirement or redemption of shares of Series A Preferred Stock.

(h)             LIQUIDATION RIGHTS; PRIORITY.

                      (i) The amount payable per share of Series A Preferred
                Stock in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation shall be $25.00, plus an amount equal to all dividends accrued and unpaid thereon to the date of payment.

                      (ii) Nothing contained herein shall be deemed to prevent
                redemption of shares of the Series A Preferred Stock by the Corporation in the manner provided in Section 7(d). Neither the merger nor consolidation of the Corporation into or with any other corporation, nor the merger or consolidation of any other corporation into or with the Corporation, nor a sale, transfer or lease of all or any part of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 7(h).

                      (iii) No payment on account of such liquidation,
                dissolution or winding up of the affairs of the Corporation shall be made to the holders of any class or series of stock ranking on a parity with the Series A Preferred Stock in respect of the distribution of assets, unless there shall likewise be paid at the same time to the holders of the Series A Preferred Stock like proportionate distributive amounts, ratably, in proportion to the full distributive amounts to which they and the holders of such parity stock are respectively entitled with respect to such preferential distribution.

        IN WITNESS WHEREOF, we have hereunto set our hand and affixed the seal of the Corporation this 1st day of October 1992.

                                             /s/ Gary G. Clark
                                             ----------------------------------
                                             Gary G. Clark
                                             President

[SEAL]

                                             /s/ L. Dwight Douce
                                             ----------------------------------
                                             L. Dwight Douce
                                             Secretary

                            CERTIFICATE OF AMENDMENT
                               (BY SHAREHOLDERS)
                        TO THE ARTICLES OF INCORPORATION

                      FIRSTFEDERAL FINANCIAL SERVICES CORP


                                ( ) Chairman of the Board
Gary C. Clark       , who is    (X) President   (check one)
--------------------            ( ) Vice President


and L. Dwight Douce , who is    (X) Secretary   (check one)
--------------------            ( ) Assistant Secretary

of the above named Ohio corporation for profit with its principal location at Wooster, Wayne County, Ohio, do hereby certify that: (check the appropriate box and complete the appropriate statements)

 X       a meeting of the shareholders was duly called and held on April 21,
--- 1994, at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the shareholders of shares entitling them to exercise 74.9 % of the voting power of the corporation, in a writing signed by all of the shareholders who would be entitled to
---      a notice of a meeting held for that purpose,

the following resolution was adopted to amend the articles:

         RESOLVED, that the first sentence of Article Fourth is hereby amended to read in its entirety as follows:

              FOURTH: The aggregate number of shares of all classes of capital stock which the corporation has authority to issue is twenty-one million five hundred thousand shares of which 20 million shares are to be shares of common stock, $1.00 par value per share, and of which one million five hundred thousand are to be shares of serial preferred stock, without par value per share.

     The Articles of Incorporation shall otherwise remain unchanged.

     IN WITNESS WHEREOF, the above named officers, acting for and on behalf of the corporation, have subscribed their names this 21st day of April, 1994.

                                        /s/ Gary G. Clark
                                        ----------------------------------------
                                        Gary G. Clark  President


                                        /s/ L. Dwight Douce
                                        ----------------------------------------
                                        L. Dwight Douce, Secretary

                             SECRETARIAL CERTIFICATE
                             -----------------------


     Gary G. Clark, Chairman of the Board, President and Chief Executive Officer, and L. Dwight Douce, Secretary and Treasurer of FirstFederal Financial Services Corp, an Ohio corporation with its principal office in Wooster, Wayne County, Ohio (the "Corporation") do hereby certify that they are respectively President and Secretary of the Corporation and that on June 21, 1994, at a meeting of the Board of Directors at which a quorum was present, the Board, by majority vote of the Directors present, authorized, adopted and approved the following resolution to amend the Articles of Incorporation of the Corporation pursuant to the authority of Section 1701.70(B)(l) and 1701.73(A) of the Ohio Revised Code and Section 1 of Division (B) of Article Fourth of the Corporation's Articles of Incorporation:

         RESOLVED, that the Articles of Incorporation of the Corporation be and they hereby are amended by adding at the end of Division B of Article FOURTH thereof a new Section 8 reading as follows:

              Section 8. 6 1/2% Cumulative Convertible Preferred Stock Series B. Of the 1,500,000 shares of authorized serial preferred stock, without par value, 500,000 shares are hereby designated as a series entitled "6 1/2% Cumulative Convertible Preferred Stock, Series B" (hereinafter called "Series B Preferred Stock"). The Series B Preferred Stock shall have the express terms set forth in this Division as being applicable to all serial preferred stock as a class and, in addition, the following express terms applicable to all Series B Shares as a series of serial preferred stock:

         (a) DIVIDEND RATE. The annual dividend rate of the Series B Preferred Stock shall be 6 1/2% of the liquidation preference of $25.00 per share.

         (b) DIVIDEND PAYMENT DATES. Dividends on Series B Preferred Stock shall be payable, if declared , quarterly on March 1, June 1, September 1, and December 1 of each year, the first quarterly dividend being payable, if declared, on September 1, 1994. The dividends payable for each full quarterly dividend period on each share of Series B Preferred Stock shall be $.40625.

              Dividends for a dividend period on the Series B Preferred Stock, or for any period shorter or longer than a full dividend period on the Series B Preferred Stock shall be computed on the basis of 30-day months and a 360-day year. The aggregate dividend payable quarterly to each holder of Series B Preferred Stock shall be rounded to the nearest one cent with $.005 being rounded upward. Each dividend shall be payable to the holders of record on such record date, not less than 15 nor more than 30 days preceding the payment date thereof, as shall be fixed from time to time by the Corporation's Board of Directors

         (c) CUMULATIVE DIVIDENDS. Dividends on Series B Preferred Stock shall be cumulative as follows:

              (1) With respect to shares included in the issue of Series B Preferred Stock and preferred shares issued any time thereafter up to and including the record date for the payment of the first dividend on the issue of Series B Preferred Stock, dividends shall be cumulative from the date of the issue of Series B Preferred Stock; and

              (2) With respect to preferred shares issued any time after the aforesaid record date for payment of the first dividend on the issue of Series B Preferred Stock, dividends shall be cumulative from the dividend payment date next preceding the date of issue of such shares, except that if such shares are issued during the period commencing the day after the record date for the payment of a dividend on Series B Preferred Stock and ending on the payment date of that dividend, dividends with respect to such shares shall be cumulative from that dividend payment date.

         (d) REDEMPTION. Subject to the provisions of Section 5(b)(3) of this Division, the Series B Preferred Stock shall be redeemable in the manner provided in Subsections 3(b)(l) and (2) of this Division as follows:

              (1) The shares of Series B Preferred Stock may not be redeemed prior to June 24, 1999. On and after June 24, 1999, the shares of Series B Preferred Stock may be redeemed, in whole or in part, at the election of the Corporation, upon notice as provided in the Articles of Incorporation, by resolution of its Board of Directors, at any time or from time to time, at a redemption price of $25.00 per share, plus, in each case, an amount equal to all accumulated, accrued, and unpaid dividends on the date fixed for redemption.

     (e) CONVERSION. Shares of the Series B Preferred Stock shall be convertible into Common Stock on the following terms and conditions:

         (1) CONVERSION RIGHT. Subject to and upon compliance with the provisions of this Section 8(e), the holder of any shares of Series B Preferred Stock may at such holder's option, at any time or from time to time, convert any such shares into the number of fully paid and non-assessable shares of Common Stock determined by dividing (i) the product of $25.00 and the number of shares of Series B Preferred Stock to be converted by (ii) the conversion price (the "Conversion Price") in effect on the conversion date. The initial Conversion Price shall be 125% of the bid price of the common stock per share at the time the offering of Series B Preferred Stock commences, as such bid price is reported on the NASDAQ National Market System, subject to adjustment as set forth in paragraph (4) of this Section 8(e). If any shares of Series B Preferred Stock shall be called for redemption, the right to convert such shares shall terminate and expire at the close of business on the redemption date.

         (2) DIVIDEND UPON CONVERSION OR REDEMPTION. No payment or adjustment shall be made by the Corporation to any holder of shares of Series B Preferred Stock surrendered for conversion or redemption in respect of dividends accrued since the last preceding dividend payment date on the shares of Series B Preferred Stock surrendered for conversion; PROVIDED, HOWEVER, that if shares of Series B Preferred Stock shall be converted or redeemed subsequent to any record date with respect to any dividend payment date and prior to the next such succeeding dividend payment date, the dividend falling due on such dividend payment date shall be payable on such dividend payment date notwithstanding such conversion or redemption, and such dividend (whether or not punctually paid or duly provided for) shall be paid to the person in whose name such shares are registered at the close of business on such record date.

         (3)  METHOD OF CONVERSION.

              (i) The surrender of any shares of Series B Preferred Stock for conversion shall be made by the holder thereof by delivering the certificate or certificates evidencing ownership of such shares with proper endorsement or instruments of transfer to the Corporation at the office or agency to be maintained by the Corporation for that purpose, and such holder shall give written notice to the Corporation at said office or agency that he elects to convert such shares of Series B Preferred Stock in accordance with the provisions thereof and of this Section 8(e). Such notice shall also state the number of whole shares of Series B Preferred Stock and the name or names (with addresses) in which the certificate or certificates evidencing ownership of Common Stock which shall be issuable on such conversion shall be issued. In the case of lost or destroyed certificates evidencing ownership of shares of Series B Preferred Stock to be surrendered for conversion, the holder shall submit proof of loss or destruction and such indemnity as shall be required by the Corporation.

              (ii) Subject to the provisions of Section 8(e)(6) hereof, every such notice of election to convert shall constitute a contract between the holder of such shares of Series B Preferred Stock and the Corporation, whereby such holder shall be deemed to subscribe for the amount of the Common Stock which he will be entitled to receive upon such conversion and, in payment and satisfaction of such subscription, to surrender such shares of Series B Preferred Stock and to release the Corporation from all obligations thereon (subject to the payment of accrued dividends in accordance with Section 8(e)(2) hereof), and whereby the Corporation shall be deemed to agree that the surrender of such shares of Series B Preferred Stock and the extinguishment of its obligation thereon (except as aforesaid), shall constitute full payment for the Common Stock so subscribed for and to be issued upon such conversion.

              (iii) As soon as practicable after its receipt of such notice and the certificate or certificates evidencing ownership of such shares of Series B Preferred Stock, the Corporation shall issue and shall deliver at said office or agency to the person for whose account such shares of Series B Preferred Stock were so surrendered, or on his or her written order, a certificate or certificates for the number of such shares of common stock into which the Series B Preferred Stock surrendered is to be converted and a check or cash payment (if any) to which such holder is entitled with respect to fractional shares as determined by the Corporation, in accordance with Section 8(e) hereof, at the close of business on the date of conversion.

              (iv) Such conversion shall be deemed to have been effected on the date on which the Corporation shall have received such notice and the certificate or certificates for such shares of Series B Preferred Stock; and the person or persons in whose name or names any certificate or certificates for Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder or holders of record of the shares represented thereby; provided that any such surrender on any date when the stock transfer books of the Corporation shall be closed shall become effective for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such surrender occurs.

         (4) ADJUSTMENTS TO CONVERSION PRICE. The Conversion Price shall be subject to adjustments from time to time as follows:

              (i) In case the corporation shall at any time (A) declare a dividend on the Common Stock in shares of its capital stock, (B) subdivide its outstanding Common Stock, (C) combine the outstanding Common Stock into a smaller number of shares, or (D) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the surviving corporation), the Conversation Price in effect on the record date for such dividend or on the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any Series B Preferred Stock converted after such time shall be entitled to receive the aggregate number and kind of shares which, if such Series B Preferred Stock had been converted immediately prior to such time, the holder would have owned upon such conversion and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

              (ii) In case the Corporation shall issue rights or warrants to all holders of its Common Stock (which rights or warrants are not available on an equivalent basis to holders of the Series B Preferred Stock on conversion) entitling them to subscribe for or purchase Common Stock at a price per share less than the current market price per share (as defined in subparagraph (iv) of this paragraph (4), at the record date for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted (subject to the limitations contained in subparagraph (vii) of this paragraph (4)) by multiplying the Conversion Price in effect immediately prior to such record date by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding on such date of issue plus the number of additional shares of Common Stock to be offered for subscription or purchase and the numerator of which shall be the number of shares of Common Stock outstanding on the date of issue plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered would purchase at such current market price. Such adjustment shall become effective at the close of business on such record date; however, to the extent that Common Stock is not delivered after the expiration of such rights or warrants, the Conversion Price shall be readjusted (but only with respect to Series B Preferred Stock converted after such expiration) to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock actually issued.

              (iii) In case the Corporation shall distribute to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the surviving corporation) evidences of its indebtedness or assets (including securities but excluding cash dividends or distributions paid out of retained earnings and dividends payable in Common Stock) or subscription rights or warrants (excluding those referred to in subparagraph (ii) of this paragraph (4), the Conversion Price shall be adjusted (subject to the limitations contained in subparagraph (vii) of this paragraph (4)) by multiplying the Conversion Price in effect immediately prior to the record date for determination of stockholders entitled to receive such distribution by a fraction, the denominator of which shall be the current market price per share of Common Stock (as defined in subparagraph (iv) of this paragraph (4)) on such record date and the numerator of which shall be such current market price per share of Common Stock, less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of the portion of the evidences of indebtedness or assets or subscription rights or warrants so to be distributed which are applicable to one share of Common Stock. Such adjustment shall become effective at the close of business on such record date.

              (iv) For the purpose of any computation under subparagraphs (ii) and (iii) of this paragraph (4), the current market price per share of Common Stock on any record date shall be deemed to be the average of the daily closing prices for the five consecutive business days selected by the Board of Directors commencing not more than 20 trading days before, and ending not later than, the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. For this purpose, the term " 'ex' date," when used with respect to any issuance or distribution, shall mean the first date on which the Common Stock trades regular way on the applicable exchange or in the applicable market without the right to receive such issuance or distribution. The closing price for each date shall be the reported last sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on such exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations National Market System, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Board for that purpose.

              (v) In the case of any consolidation of the Corporation with, or merger of the Corporation into , any other entity, any merger of another entity into the Corporation (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Corporation) or any sale or transfer of all or substantially all of the assets of the Corporation, each holder of a share of Series B Preferred Stock then outstanding shall have the right thereafter to convert such share only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock of the Corporation into which such shares of Series B Preferred Stock might have been converted immediately prior to such consolidation, merger, sale or transfer, assuming such holder of Common Stock of the Corporation is not an entity with which the Corporation consolidated or into which the corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be ("constituent entity"), or an affiliate of a constituent entity, and assuming such holder failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable be upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock of the Corporation held immediately prior to such consolidation, merger, sale or transfer by other than a constituent entity or an affiliate thereof in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this subsection (v) the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). If necessary, appropriate adjustment shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the holders of shares of Series B Preferred Stock, to the end that the provisions set forth herein shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares. The above provisions shall similarly apply to successive consolidations, mergers, sales or transfers. The Corporation shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets or other appropriate corporation or entity shall assume, by written instrument, the obligation to deliver to the holder of each share of Series B Preferred Stock such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive under this Section 8(e)(4).

              (vi) The corporation may make such adjustments in the Conversion Price, in addition to those required by subparagraphs (i) through (v) of this Section 8(e)(4), as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

              (vii) No adjustment in the Conversion Price will be made for the issuance of shares of capital stock to employees pursuant to the Corporation's or any of its subsidiaries' stock option, stock ownership or other benefit plans. No adjustment will be required to be made in the Conversion Price until cumulative adjustments require an adjustment of at least 1% of such Conversion Price.

         (5) FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any shares of Series B Preferred Stock, but the holder thereof will receive in cash an amount equal to the value of such fractional share of Common Stock based on the current market price (as defined in subparagraph (iv) of Section 8(e)(4)). If more than one share of Series B Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of such shares so surrendered.

         (6) PAYMENT OF TAXES. The Corporation shall pay any tax in respect of the issue of stock certificates on conversion of shares of Series B Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of the shares converted, and the Corporation shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issuance hereof shall have paid the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

         (7) COMMON STOCK RESERVED FOR CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock or have available in its treasury the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series B Preferred Stock and shall take all such action as may be required from time to time in order that it may validly and legally issue fully paid and non-assessable shares of Common Stock upon conversion of the Series B Preferred Stock.

         (8)  NOTICE. In the event:

              (i) the Corporation shall declare a dividend (or any other distribution) on its Common Stock (other than a cash dividend payable out of retained earnings); or

              (ii) the Corporation shall authorize the issuance to holders of its Common Stock of rights or warrants to subscribe for or purchase Common Stock; or

              (iii) of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value) or of any consolidation or merger to which the Corporation is a party or of the sale or transfer of all or substantially all of the assets of the Corporation and for which approval of any stockholders of the Corporation is required; or

              (iv) of the voluntary or involuntary dissolution , liquidation or winding up of the Corporation:

         then, and in each event, the Corporation shall cause to be mailed to each holder of Series B Preferred Stock, at his address as the same shall appear on the books of the Corporation, as promptly as possible but in any event at least fifteen days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be take for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, and the nature and amount of such dividend, distribution, rights or warrants; or (B) the date on which such reclassification , consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale , transfer, dissolution, liquidation or winding up.

(f) "COMMON STOCK." For the purposes of Section 8(e), "Common Stock" shall mean stock of the Corporation of any class, whether now or hereafter authorized, which has the right to participate in the distribution of either earnings or assets of the Corporation without limit as to the amount of percentage, including, without limitation, the Common Stock. In case by reason of the operation of paragraph (4) of Section 8(e) the share of Series B Preferred Stock shall be convertible into any other shares of stock or other securities or property of the Corporation or of any other corporation, any reference herein to the conversion of shares of Series B Preferred Stock pursuant to Section 8(e) shall be deemed to refer to and include the conversion of shares of Series B Preferred Stock into such other shares of stock or other securities or property.

(g) NO SINKING FUND. No sinking fund will be established for the retirement or redemption of shares of Series B Preferred Stock.

(h)      LIQUIDATION RIGHTS: PRIORITY.

              (i) The amount payable per share of Series B Preferred Stock in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs to the Corporation shall be $25.00, plus an amount equal to all dividends accrued and unpaid thereon to the date of payment.

              (ii) Nothing contained herein shall be deemed to prevent redemption of shares of the Series B Preferred Stock by the Corporation in the manner provided in Section 8(d). Neither the merger nor consolidation of the Corporation into or with any other corporation, nor the merger or consolidation of any other corporation into or with the Corporation, nor a sale , transfer or lease of all or any part of the assets of the Corporation, shall be deemed to be a liquidation , dissolution or winding up of the Corporation within the meaning of this
         Section 8(h).

              (iii) No payment on account of such liquidation , dissolution or winding up of the affairs of the Corporation shall be made to the holders of any class or series of stock ranking on a parity with the

         Series B Preferred Stock in respect of the distribution of assets, unless there shall likewise be paid at the same time to the holders of the Series B Preferred Stock like proportionate distributive amounts, ratably, in proportion to the full distributive amounts to which they and the holders of such parity stock are respectively entitled with respect to such preferential distribution.

         IN WITNESS WHEREOF, we have hereunto set our hands and affixed the seal of the Corporation this 21st day of June, 1994.



                                             /s/ Gary G. Clark
                                             ----------------------------------
                                             Gary G. Clark
                                             Chairman of the Board,
                                             President and Chief
                                             Executive Officer


                                             /s/ L. Dwight Douce
                                             ----------------------------------
                                             L. Dwight Douce
                                             Secretary and Treasurer